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                                  EXHIBIT 10-27

                            INDEMNIFICATION AGREEMENT

      This INDEMNIFICATION AGREEMENT is made as of the 31st day of May, 2002 by and among GENESEE CORPORATION, a New York corporation having an office at 16 West Main Street, Suite 600, Rochester, New York 14614 ("Genesee"), NORMAN LEENHOUTS, residing at 1200 18th Fairway, Walworth, New York 14568, NELSON B. LEENHOUTS, residing at 1206 18th Fairway, Walworth, New York 14568, and HOME LEASING CORPORATION, a New York corporation having an office at 850 Clinton Square, Rochester, New York 14604 (Norman Leenhouts, Nelson B. Leenhouts and Home Leasing Corporation, are hereinafter collectively referred to as "Indemnitors").

                                    RECITALS:

      A. The Indemnitors each have a business interest, direct or indirect, in Clinton Asset Holding Associates, L.P. ("CAHA") and Clinton Broad Street Associates, L.P. ("CBSA"), and have each been involved in some capacity in the development, construction, management, and/or financing of a fourteen story office building in Rochester, New York known as Clinton Square (the "Project").

      B. On or about September 25, 1997, the Chase Manhattan Bank, N.A. ("Chase") made a term loan to CBSA in the amount of $5,500,000 (the "Gap Loan") as part of the restructuring of the financing on the Project, including, the acquisition of the fee interest in the land upon which the Project is constructed.

      C. In connection with, and as a condition of entering into the Gap Loan, Chase required that Genesee execute and deliver its corporate limited guarantee of the Gap Loan, under which Genesee's liability was limited to $2,750,000 (the "Gap Loan Guarantee").

      D. Genesee's wholly-owned subsidiary, Genesee Ventures, Inc. ("GVI") is the holder of that certain Amended and Restated Note A dated February 17, 1999 in the original principal amount of $2,877,510.16 made by CBSA in favor of GVI ("Note A").

      E. Pursuant to that certain Transfer Agreement dated as of May 31, 2002 between GVI, as seller, and Indemnitors, as buyer (the "Transfer Agreement"), GVI is transferring all of its right, title and interest in and to Note A to Home Leasing Corporation, a New York corporation ("Assignee").

      F. GVI requires, as an inducement to transfer all of its right, title and interest in and to Note A to Assignee, a total indemnification by the Indemnitors for any liabilities arising out of the Gap Loan Guarantee or Genesee making the Guarantee Advances (as hereinafter defined).
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      F. GVI's wholly-owned subsidiary, Genesee Rochester Properties, Inc., a
New York corporation ("GRP") is the general partner of CBSA and GVI's wholly-owned subsidiary, Genesee Rochester Properties II, Inc., a New York corporation ("GRP II") is the general partner of CAHA.

      G. Assignee requires, in connection with the assignment of the economic interests of GRP and GRPII as general partners in CBSA and CAHA, respectively, that (i) GRP gives its proxy to vote its general partner interest in CBSA to 200 Broad Street, Inc., a New York corporation and (ii) that GRPII gives its proxy to vote its general partner interest in CAHA to CS Broad Street, Inc.

      H. GRP and GRP II requires, as an inducement to grant the aforementioned proxies, a total indemnification by the Indemnitors for any and all liabilities arising out of their respective interests as general partners of CBSA and CAHA (the "General Partnership Interests").

      NOW, THEREFORE, in consideration of One and No/100 Dollars ($1.00), and for other good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

      1. In the event that Genesee receives notice of an event of a default on the Gap Loan or any Loan Documents evidencing or securing the Gap Loan (and after any applicable notice period or period to cure) and a subsequent demand for payment by Chase pursuant to the Gap Loan Guarantee, it will send a notice of such event (a "Guarantee Event") to the Indemnitors at the address noted above and the Indemnitors shall promptly pay, on a joint and several basis, the amounts properly due and payable to the full extent of Genesee's liability under the Gap Loan Guarantee. Notwithstanding the foregoing, in the event Genesee receives notification of a Guarantee Event, then Genesee may elect to pay the amounts properly due and payable to the full extent of its liability under the Gap Loan Guarantee. Any amounts so advanced by Genesee pursuant to the Gap Loan Guarantee is hereinafter called the "Guarantee Advances".

      2. In the event Genesee elects to make Guarantee Advances, Genesee shall have the absolute right of joint and several contribution from each of the Indemnitors for the Guarantee Advances and none of the Indemnitors shall assert, as against Genesee, any defense of relative contribution. Notwithstanding the foregoing, the Indemnitors reserve, as among themselves, all legal and equitable rights of contribution and subrogation.

      3. Each of the Indemnitors hereby, jointly and severally, agrees to unconditionally indemnify and hold Genesee, any subsidiary or affiliated corporation (including, but not limited to, GVI, GRP and GRPII), limited partnership or limited liability company, and any officer, director, principal, manager, member, employee, or agent of any of the foregoing entities (each an "Indemnified Party" and collectively, the "Indemnified Parties"), harmless from any and all losses, suits, damages, expenses, claims, liabilities, obligations, penalties, litigation, demands, proceedings, disbursements or costs, including, but not limited to, attorney's fees, expenses and
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disbursements), of any kind or nature whatsoever relating to, resulting from, or arising out of the Gap Loan Guarantee, Genesee making the Guarantee Advances to the same extent and on the same terms as if it had executed the Gap Loan Guarantee on a joint and several basis, and/or, from and after the date hereof, the General Partnership Interests. The Indemnitors hereby agree that each may assert equitable rights of contribution as against each other after full payment by any of them to Genesee hereunder, but each of the Indemnitors waives any and all rights to assert any defense of any kind or nature whatsoever against the Indemnified Parties, including, but not limited to a defense of contribution or offset.

      4. In the event any of the Indemnified Parties elects to employ an attorney to enforce the provisions of this Indemnification Agreement, or is required to commence legal proceedings to enforce the provisions of this Indemnification Agreement, such Indemnified Party shall be entitled to recover attorneys' fees and court costs incurred in connection with such enforcement, including, but not limited to, collection agency fees, attorney litigation fees, suit fees and the costs of investigation and litigation.

      5. All remedies available to the Indemnified Parties for one or more breaches by any of the Indemnitors shall be deemed cumulative and may be exercised separately or concurrently without waiver of any other remedies. The failure on the part of any of the Indemnified Parties to act on a breach of this Indemnification Agreement shall not be deemed a waiver of such breach or a waiver of future breaches, unless such waiver shall be in writing and signed by the party against whom enforcement is sought.

      6. This Indemnification Agreement is entered into by the Indemnitors in consideration for Genesee agreeing to permit GVI to execute and deliver the Transfer Agreement, with the understanding that, except for the undertakings contained in this Agreement, Genesee would have been unwilling to permit GVI to enter into the Transfer Agreement.

      7. This Indemnification Agreement is supplemental to, and not in replacement of, that certain Guarantee Contribution and Indemnification Agreement dated as of September 25, 1997 by and among Genesee Corporation, a New York corporation, Salvador F. Leccese, Norman Leenhouts, Nelson B. Leenhouts and Home Leasing Corporation, a New York corporation.

      8. This Indemnification Agreement shall be interpreted and construed according to its fair meaning and neither for nor against any party hereto irrespective of which party caused the same to be drafted. Each of the parties acknowledges that it has been or has had the opportunity to be represented by an attorney in connection with the preparation and execution of this Indemnification Agreement.

      9. This Indemnification Agreement shall be interpreted, construed and enforced in accordance with and governed by the internal laws of the State of New York without reference to the principles of conflicts of laws.
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      10. This Indemnification Agreement may not be modified, amended or terminated nor may any of its provisions be waived except by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, termination or waiver is sought, and then such modification, amendment, termination or waiver shall be effective only in the specific instance and for the specific purpose for which given.

      11. Subject to the terms and conditions hereof, the covenants, agreements, terms, provisions and conditions contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective distributees, heirs, legal representatives, successors and assigns except that the Indemnitors may not assign their obligations hereunder or any interest herein, directly or indirectly, by operation of law or otherwise, without the prior written consent of Genesee.

      12. This Indemnification Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument and shall be binding upon each of the undersigned as fully and completely as if all had signed the same instrument.

      IN WITNESS WHEREOF, the parties hereto, individually or by their duly authorized officers, have executed this Indemnification Agreement as of the day and year first above written.

GENESEE CORPORATION,                      HOME LEASING CORPORATION,
a New York corporation                    a New York corporation

By:  /s/ Mark W. Leunig                   By:  /s/ Norman Leenhouts
     -------------------------------           ------------------------------
     Mark W. Leunig                            Norman Leenhouts
     Senior Vice President                     Chairman

                                          /s/ Norman Leenhouts
                                          ----------------------------------
                                          NORMAN LEENHOUTS

                                          /s/ Nelson B. Leenhouts
                                          ----------------------------------
                                          NELSON B. LEENHOUTS